Adaptive Medias Announces Licensing Agreement with OneScreen

Expanded technology partnership and new agreement adds further momentum toward a potential future transaction

IRVINE, Calif., February 13, 2014 – Multi-channel audience and content monetization company, Adaptive Medias, Inc. (OTCQB: ADTM), a leader in programmatic advertising across mobile, video and online display, announced today that it has signed a licensing agreement with OneScreen, Inc., dating from December, 2013 through the First Quarter of 2014. OneScreen is a business-to-business digital video software and services provider with hundreds of customers representing hundreds of thousands of licensed videos.

The two Irvine, California-based companies previously announced a Letter of Intent to enter a joint venture or other similar transaction, and are in active discussions around a potential business combination. In this agreement, Adaptive Media will receive a majority of OneScreen’s net revenues from December 2013 through March 2014. Additionally, Adaptive’s real-time bidding (“RTB”) platform, Ember, will now power all of the video ad-serving requirements for OneScreen.

“This is another step in what we think has the potential to be a very exciting, lucrative and mutually-beneficial relationship for our two companies,” said Adaptive Media CEO, Qayed Shareef. “OneScreen is a pioneer in digital video and has developed one of the most robust video content management platforms on the market. Combining their capabilities in video with our expertise, compliance DNA and advanced RTB systems across mobile, online display and video makes for a unique and powerful combination in the industry.”

In recent months, Adaptive Media has made several strategic announcements that have positioned the company in the center of the advertising technology industry. The Company’s technology platform, born from a combination of acquisition and build, is competitive and on-par with larger legacy competitors that have raised hundreds of millions of dollars in venture capital. Overall, Adaptive has raised a fraction of the capital yet still sits in an enviable position in the industry alongside other incumbents. For instance, recent announcements and S-1 filings by Supply-side platforms Rubicon Project and Pubmatic, which has an estimated valuation greater than $1 billion, exhibit the scale and volume Adaptive Media believes it can achieve for investors.

“We look forward to sharing additional information on our plans with OneScreen as we finalize details in the near future,” Shareef concluded. “We believe investors will take notice of the compelling growth story happening at Adaptive Media right now.”

ABOUT ADAPTIVE MEDIA

Adaptive Media is a programmatic audience and content monetization provider for website owners, app developers and video publishers who want to more effectively optimize content through advertising. The company provides a foundation for publishers and developers looking to engage brand advertisers through a multi-channel approach that delivers integrated, engaging and impactful ads across multiple devices. Adaptive Media meets the needs of its publishers with an emphasis on maintaining user experience, while delivering timely and relevant ads through its multi-channel ad delivery and content platform.

For more information, please visit: www.adaptivem.com. Follow us on Twitter at @adaptive_m.

ABOUT ONESCREEN

OneScreen is a provider of business-to-business digital video services that empower publishers, producers and advertisers with a network to discover opportunities, a platform to manage operations, and a marketplace to transact business. OneScreen provides digital video solutions for multi-channel networks to build a path to scale, operate and monetize beyond major distribution channels, publishing solutions to drive subscriber engagement, and advertising solutions to develop new revenue streams across networks. For more information, please visit: www.onescreen.com.

Safe Harbor Statements:

This Press Release may contain certain forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Adaptive Medias, Inc. has tried, whenever possible, to identify these forward-looking statements using words such as "anticipates," "believes," "estimates," "expects," "plans," "intends," "potential" and similar expressions. These statements reflect Adaptive Medias' current beliefs and are based on information currently available to it. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause Adaptive Medias' actual results, performance or achievements to differ materially from those expressed in or implied by such statements. Adaptive Medias undertakes no obligation to update or provide advice in the event of any change, addition or alteration to the information contained in this Press Release including such forward-looking statements.

Adaptive Medias Publicity Contact:

Mike Sprouse, President & CEO

Sprouse Marketing Group

Phone: (312) 396-4106

Email: mike@sprousemarketing.com

Adaptive Medias Investor Contact:

Kevin Fickle, President
Nuwa Group LLC
Phone: (925) 330-8315
Email: kevin@nuwagroup.com

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